EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Current Report on Form 8-K of Eldorado Resorts, Inc. of our report dated March 14, 2014, with respect to the consolidated financial statements of Eldorado HoldCo LLC and subsidiary for the year ended December 31, 2013 included in the Registration Statement on Form S-4/A (No. 333-192086) of Eclair Holdings Company, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Las Vegas, Nevada
September 17, 2014